UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Grand Avenue, River Edge, New Jersey 07661
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 30, 2015, Nephros, Inc. (the “Company”) notified WithumSmith+Brown PC (the “Former Accounting Firm”) that it had been dismissed as the Company’s independent registered public accounting firm. The Company has engaged MFA - Moody Famiglietti & Andronico, LLP (the “New Accounting Firm”) as its new independent registered public accounting firm effective immediately. The Company’s audit committee approved the change in independent accountants.

The audit report of the Former Accounting Firm on the Company’s financial statements as of and for the fiscal year ended December 31, 2014, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: such audit report contained an explanatory paragraph in which the Former Accounting Firm expressed substantial doubt as to the Company’s ability to continue as a going concern as a result of its financial performance.

During the two fiscal years ended December 31, 2014 and 2013 and through December 30, 2015, there were no (a) disagreements between the Company and the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference thereto in connection with its opinion on the financial statements for such years or (b) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as follows:

On a Form 8-K dated March 26, 2015, the Company reported that its audited financial statements for each of the fiscal years ended December 31, 2009 through December 31, 2013, and the Company’s unaudited financial statements for each of the fiscal quarters ended March 31, 2009 through September 30, 2014 (collectively, the “Financial Statements”) should no longer be relied upon because of a misstatement relating the Company’s accounting for certain outstanding common stock purchase warrants as components of equity instead of as derivative liabilities. On the Form 10-K for the year ended December 31, 2014, the Company restated the Financial Statements and, as a result of the restatement, reported the existence of a material weakness in its internal control over financial reporting related to the accounting for these warrants. The Company is in the process of implementing additional procedures and processes for remediating this material weakness.

The Company provided the Former Accounting Firm with a copy of this Current Report on Form 8-K, and requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether the Former Accounting Firm agrees with the above statements. A copy of such letter, dated December 31, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years and the subsequent interim period prior to the engagement of the New Accounting Firm, the Company did not consult with the New Accounting Firm regarding (a) the application of accounting principles to a specified transaction, either completed or proposed; (b) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (c) any matter that was the subject of a disagreement or reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K with the Former Accounting Firm.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report:

16.1	Letter from WithumSmith+Brown PC, dated December 31, 2015, regarding the change in independent registered public accounting firms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: January 4, 2016	By:	/s/ Daron Evans
Daron Evans
President & Chief Executive Officer

Index to Exhibits Filed with this Report

Exhibit No.	Description
16.1	Letter from WithumSmith+Brown PC, dated December 31, 2015, regarding the change in independent registered public accounting firms.